CONTACTS:                  Charles Cimitile
                           Chief Financial Officer
                           SPAR Group, Inc.
                           (914) 332-4100

                           Roger S. Pondel
                           PondelWilkinson MS&L
                           (323) 866-6060



                    SPAR GROUP REPORTS SECOND QUARTER RESULTS



         TARRYTOWN, NY -- AUGUST 11, 2003 -- SPAR Group, Inc. (NASDAQ:SGRP) today reported financial results for the second quarter and six months ended June 30, 2003.

         Net income for the 2003 second quarter amounted to $608,000, equal to $0.03 per share, on net revenues of $17.4 million. For the comparable prior year period, the company recorded net income of $1.1 million, or $0.06 per share, on net revenues of $17.5 million.

         For the 2003 year-to-date period, net income advanced 21.5% to $1.9 million, equal to $0.10 per share, from $1.6 million, or $0.08 per share, a year ago. Net revenues for the first half of 2003 rose 7.4% to $36.1 million from $33.6 million last year.

         The company said results for the quarter were impacted primarily by external economic factors affecting the retail sector.

         "The second quarter was challenging for retailers throughout the nation, and, hence, for most of our customers," said Bob Brown, SPAR Group's chairman and chief executive officer. "In turn, our customers utilized our services to a lesser degree, restraining our revenues and impacting earnings. Additionally, costs associated with the completion earlier in the year of two acquisitions and a restructuring of our field organization also impacted results. The acquisitions, as
                                                  (more)


Los Angeles         New York           Atlanta          Boston          Portland

SPAR Group, Inc.
2-2-2


well as the field organization restructuring, however, are expected to positively contribute to our performance in the future. However, if these revenue challenges continue during the 3rd and 4th quarter, the Company would fall short of our previously announced goal of $0.33 in earnings per share for 2003."

         "Our business base remains strong, and the company's foundation is solid," Brown said. "We are intensifying our marketing efforts, paying close attention to costs and getting our message across to existing and prospective clients that SPAR's unique merchandising expertise can help enhance their sales and profitability."

         SPAR Group, Inc. is a diversified marketing services company, providing a broad array of productivity enhancing products and services to help Fortune 1000 companies improve their sales, operating efficiency and profits. The company provides in-store merchandising, database and research services to general retail, mass market, drug, and grocery chains both, throughout the United States and internationally.


Certain statements in this news release are forward-looking, including, but not limited to, benefits from the company's two acquisitions completed earlier in the year and from the field organization restructuring, and involve a number of risks and uncertainties (both known and unknown). The company's actual results, performance and trends could differ materially from those indicated or implied by such statements as a result of various factors, including (without limitation) the continued strengthening of SPAR's selling and marketing functions, continued customer satisfaction and contract renewal, new product development and marketing, continued technological superiority over its competitors, continued availability of capable dedicated personnel, continued cost management, the success of its international efforts, and other factors, as well as by factors applicable to most companies such as general economic, competitive and other business and civil conditions. Information respecting certain of these and other factors that could effect future results, performance or trends are discussed in SPAR Group's annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission from time to time.


                                      # # #


                                 (Tables Follow)

                                SPAR GROUP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)
                      (In thousands, except per share data)


                                                            Three Months Ended                      Six Months Ended
                                                       -------------------------------       --------------------------------
                                                         June 30,       June 30,                June 30,        June 30,
                                                           2003           2002                    2003            2002
                                                           ----           ----                    ----            ----

Net Revenues                                               $ 17,351        $ 17,542               $ 36,090        $ 33,588
Cost of revenues                                             11,146          10,591                 22,397          20,342
                                                       -------------------------------       --------------------------------
Gross profit                                                  6,205           6,951                 13,693          13,246

Selling, general and administrative expenses                  4,768           4,675                  9,711           9,642
Depreciation and amortization                                   399             460                    777             877
                                                       -------------------------------       --------------------------------
Operating income                                              1,038           1,816                  3,205           2,727

Interest expense                                                 72              38                    140              86
Other (income) expense                                         (10)              52                     28             134
                                                       -------------------------------       --------------------------------
Income before provision for income taxes                        976           1,726                  3,037           2,507

Provision for income taxes                                      368             657                  1,151             956
                                                       -------------------------------       --------------------------------
Net Income                                                  $   608       $   1,069               $  1,886       $   1,551
                                                       ===============================       ================================

Net Income per common share (basic/diluted)                 $  0.03         $  0.06                $  0.10         $  0.08
                                                       ===============================       ================================


Weighted average common shares - basic                       18,858          18,593                 18,850          18,592
                                                       ===============================       ================================


Weighted average common shares - diluted                     19,538          19,021                 19,447          19,021
                                                       ===============================       ================================


                                SPAR GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (unaudited)
                (In thousands, except share and per share data)


                                                                                   June 30,                 December 31,
                                                                                     2003                       2002
                                                                                ----------------          -----------------

ASSETS
Current assets:
   Cash and cash equivalents                                                    $              -          $               -
   Accounts receivable, net                                                               19,504                     17,415
   Prepaid expenses and other current assets                                               1,208                        783
   Deferred income taxes                                                                     707                        903
                                                                                ----------------          -----------------
   Total current assets                                                                   21,419                    19,101
Property and equipment, net                                                                2,267                      1,972
Goodwill                                                                                   8,100                      7,858
Deferred income taxes                                                                        648                        705
Other assets                                                                                 677                        121
                                                                                ----------------          -----------------
Total assets                                                                    $         33,101          $          29,757
                                                                                ================          =================
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                             $            958          $             422
   Accrued expenses and other current liabilities                                          5,229                      6,097
   Accrued expense due to affiliates                                                       1,535                        958
   Restructuring charges, current                                                            772                      1,354
   Due to certain stockholders                                                                 -                      3,951
                                                                                ----------------          -----------------
Total current liabilities                                                                  8,494                     12,782

Line of credit                                                                             6,648                        148
Restructuring charges, long-term                                                               -                        235

Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value:
     Authorized shares--3,000,000
     Issued and outstanding shares-none
   Common stock, $.01 par value:
     Authorized shares--47,000,000
     Issued and outstanding shares--18,858,972 - June 30, 2003 and
        18,824,527 - December 31, 2002                                                       189                        188
Treasury Stock                                                                             (582)                       (30)
Additional paid-in capital                                                                10,951                     10,919
Retained Earnings                                                                          7,401                      5,515
                                                                                ----------------          ----------------
Total stockholders' equity                                                                17,959                     16,592
                                                                                ----------------          ----------------
Total liabilities and stockholders' equity                                      $         33,101          $          29,757
                                                                                ================          =================
